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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
NetRatings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2004

To Our Stockholders:

        We will hold the annual meeting of the stockholders of NetRatings, Inc., a Delaware corporation (the "Company"), at the offices of the Company, located at 120 West 45th Street, 35th Floor, New York, New York 10036, on Friday, June 4, 2004 at 9:00 a.m., local time, for the following purposes:

  1.
  To elect nine (9) Directors to serve for the ensuing year and until their successors are duly elected and qualified.

  2.
  To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business, including the nominees for Directors, are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on April 19, 2004 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at the Company's offices located at 120 West 45th Street, 35th Floor, New York, New York 10036.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Stockholders whose shares are registered in the name of a broker or bank should obtain certification of ownership to bring to the meeting.

Sincerely,

William R. Pulver Chief Executive Officer and President

New York, New York
April 26, 2004

YOUR VOTE IS IMPORTANT

        To ensure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope. If you attend the meeting, you may vote in person even if you returned a proxy card.

120 West 45th Street, 35th Floor
New York, New York 10036

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NetRatings, Inc., a Delaware corporation ("we," the "Company," or "NetRatings"), for use in voting at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of the Company located at 120 West 45th Street, 35th Floor, New York, New York 10036, on Friday, June 4, 2004 at 9:00 a.m., local time, and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

        This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders are being mailed on or about April 26, 2004 to stockholders entitled to vote at the Annual Meeting.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Record Date; Voting Securities

        The close of business on April 19, 2004 has been fixed as the record date ("Record Date") for determining the holders of shares of common stock, par value $0.001 per share ("Common Stock"), of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 34,293,249 shares of Common Stock outstanding held of record by 80 stockholders.

Voting and Solicitation

        Each holder of record of Common Stock on the Record Date will be entitled to one vote per share on all matters to be voted upon by the stockholders.

        All votes will be tabulated by the inspector of elections appointed for the meeting. The inspector of elections will also determine whether or not a quorum is present. Delaware law and the Company's Bylaws provide that a quorum consists of the presence, in person or by proxy, of a majority of shares which are entitled to vote at the meeting. The inspector of elections will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

        Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. Any properly executed proxy on which there are no instructions indicated about a specified proposal will be voted as follows: (i) FOR the election of the nine persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; and (ii) FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2004. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the proxy will vote the shares they represent in accordance with their best judgment.

        In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the chairman of the meeting may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting.

        The solicitation of proxies will be conducted by mail. The Company will bear all costs related to the solicitation of proxies. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally or by telephone or facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

        Stockholder proposals may be included in the Company's proxy materials for an Annual Meeting so long as they are provided to the Company on a timely basis and satisfy the other conditions set forth in applicable rules of the Securities and Exchange Commission ("SEC"). For a stockholder proposal to be included the Company's proxy materials for the 2005 annual meeting of stockholders, the proposal must be received at our offices located at 120 West 45th Street, 35th Floor, New York, New York 10036, addressed to the Secretary, not later than December 28, 2004. Stockholder business that is not intended for inclusion in the Company's proxy materials may be brought before an annual meeting so long as the Company receives notice of the proposal as specified in the Company's Bylaws, addressed to the Secretary at its principal executive offices, not later than the above date.

        Should a stockholder proposal be brought before the 2005 annual meeting of stockholders, the proxy holders will be authorized by the Company's proxy form to vote for or against the proposal, in their discretion, if the Company provides information in its proxy statement (a) regarding the nature of the matter and (b) advising stockholders how management intends to exercise its discretion to vote on the matter.

SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of shares of the Company's Common Stock as of March 31, 2004 by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table (the "Named Executive Officers"), and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address for each of the Company's officers and directors is c/o NetRatings, Inc., 120 West 45th Street, 35th Floor, New York, New York, 10036.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding(2)
VNU N.V.(3)	21,583,296	63.2%
Dimensional Fund Advisors Inc.(4)	2,085,542	6.1%
Trans Cosmos U.S.A., Inc.(5)	1,810,241	5.3%
Executive Officers and Directors:
David H. Harkness(6)(15)	21,588,296	63.2%
Michael P. Connors(3)(15)	21,583,296	63.2%
Thomas A. Mastrelli(3)(15)	21,583,296	63.2%
James M. O'Hara(3)(15)	21,583,296	63.2%
John A. Dimling(7)(15)	18,869,769	55.2%
William R. Pulver(8)	389,625	1.1%
David Muir(9)	130,833	*
Todd Sloan(10)	125,000	*
Manish Bhatia(11)	103,021	*
George Durney(12)	87,474	*
D. Scott Mercer(13)	46,667	*
Arthur F. Kingsbury(14)	33,333	*
Jerrell W. Shelton	—	*
All directors and executive officers as a group (16 persons)(16)	22,572,499	64.2%

*
Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable within 60 days of March 31, 2004 are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the stockholders named in the table have sole voting and investment power with respect to the shares set forth opposite each such stockholder's name.

(2)
Based on 34,158,728 shares of Common Stock outstanding on March 31, 2004.

(3)
Consists of 18,832,727 shares held of record by Nielsen Media Research, 2,745,569 shares held of record by ACNielsen and 5,000 shares issuable upon the exercise of options held by Mr. Connors, an executive officer of VNU N.V., that are currently exercisable or will become exercisable within 60 days of March 31, 2004. ACNielsen has the power to direct the voting and disposition of the shares subject to the options held by Mr. Connors, and Mr. Connors disclaims beneficial ownership of these shares. Nielsen Media Research and ACNielsen are indirectly wholly owned subsidiaries of VNU N.V. VNU N.V.'s address is Ceylonpoort 5-25, 2037 AA Haarlem, The Netherlands.

(4)
Based on a Schedule 13G filed with the SEC on February 6, 2004, reflecting ownership of Common Stock as of December 31, 2003. We have taken the following information from that filing. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the report are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. Dimensional's address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(5)
Trans Cosmos U.S.A., Inc.'s address is 777 108th Avenue N.E., Bellevue, WA 98004.

(6)
Includes 5,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2004. Also includes 18,832,727 shares held of record by Nielsen Media Research, 2,745,569 shares held of record by ACNielsen and 5,000 shares issuable upon the exercise of options held by Mr. Connors, an executive officer of VNU N.V., that are currently exercisable or will become exercisable within 60 days of March 31, 2004. ACNielsen has the power to direct the voting and disposition of the shares subject to the options held by Mr. Connors, and Mr. Connors disclaims beneficial ownership of these shares. Nielsen Media Research and ACNielsen are indirectly wholly owned subsidiaries of VNU N.V.

(7)
Includes 33,542 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2004. Also includes 18,832,727 shares held of record by Nielsen Media Research.

(8)
Includes 386,548 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2004.

(9)
Consists of 130,833 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2004.

(10)
Consists of 125,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2004.

(11)
Consists of 103,021 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2004.

(12)
Includes 84,896 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2004.

(13)
Includes 41,667 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2004.

(14)
Consists of 33,333 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2004.

(15)
Mr. Dimling is Chairman of Nielsen Media Research; Mr. Harkness is Senior Vice President, Strategy and Alliances, VNU Media Measurement and Information; Mr. Connors is a member of the Executive Board of VNU N.V.; Mr. Mastrelli is Chief Operating Officer of VNU, Inc.; and Mr. O'Hara is Senior Vice President and Chief Financial Officer, VNU Media Measurement and Information. Each of Nielsen Media Research and ACNielsen are indirectly wholly owned subsidiaries of VNU N.V. Accordingly, these individuals may be deemed to share voting or investment control with respect to shares owned by Nielsen Media Research or ACNielsen. Each of these individuals disclaims beneficial ownership of any shares held by Nielsen Media Research or ACNielsen. The address for each of these individuals is c/o VNU, 770 Broadway, New York, NY 10003.

(16)
Includes 18,832,727 shares held of record by Nielsen Media Research and 2,745,569 shares held of record by ACNielsen. Also includes 973,958 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, all Reporting Persons complied with all applicable filing requirements during the fiscal year ended December 31, 2003.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

        A Board of nine directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below, all of whom are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and until that person's successor has been duly elected and qualified.

        Two of the nominees standing for election at the Annual Meeting, James M. O'Hara and Jerrell W. Shelton, were appointed to the Board of Directors in March 2004. Mr. O'Hara was recommended to the Board of Directors by VNU N.V., which owns approximately 63.2% of our outstanding Common Stock. Mr. Shelton was identified through a professional director search firm that was paid a fee for identifying him as a candidate and assisting in the screening process.

Vote Required and Board of Directors' Recommendation

        If a quorum is present and voting, the nine nominees receiving the highest number of affirmative votes of the votes cast shall be elected as directors. Accordingly, shares not voted (whether by abstention, broker non-votes or otherwise) will have no effect on the outcome of this vote.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

Nominees for Director

        The names of the nominees, their ages as of March 31, 2004 and certain other information about them are set forth below:

Name	Position	Director Since
William R. Pulver	President and Chief Executive Officer, NetRatings, Inc.	2002
John A. Dimling	Chairman of the Board, NetRatings, Inc.; Chairman, Nielsen Media Research	1999
Michael P. Connors(2)	Member of the Executive Board of VNU N.V.; Chairman and Chief Executive Officer of VNU Media Measurement and Information; Chairman, VNU World Directories	1999
David H. Harkness	Senior Vice President, Strategy and Alliances, VNU Media Measurement and Information	1999
Arthur F. Kingsbury(1)	Private Investor	2001
Thomas A. Mastrelli	Chief Operating Officer, VNU, Inc.	1999
D. Scott Mercer(1)(2)	Senior Vice President and Advisor to the CEO, Western Digital Corporation	2001
James M. O'Hara	Senior Vice President and Chief Financial Officer, VNU Media Measurement and Information	2004
Jerrell W. Shelton(1)	Private Investor	2004

(1)
Member of Audit Committee.

(2)
Member of Compensation Committee.

        There are no family relationships among any of the directors of the Company. As noted below, a majority of our directors hold positions with companies that are subsidiaries and/or affiliates of VNU N.V., which owns approximately 63.2% of our outstanding Common Stock.

        Mr. Pulver, 44, joined the Company in November 2001 as its President and Chief Operating Officer and was appointed to the Company's Board of Directors and assumed the role of President and Chief Executive Officer in January 2002. From December 1999 to November 2001, Mr. Pulver was President of ACNielsen eRatings.com. Prior to December 1999, he worked continuously with ACNielsen for 22 years, most recently as group chief executive of ACNielsen Japan. In March 1999, the role was expanded to include ACNielsen Korea. He holds a Bachelor of Commerce degree, with a major in marketing, from the University of NSW, Australia.

        Mr. Dimling, 65, has served on the Company's Board of Directors since December 1999 and has served as its Chairman of the Board since April 2002. Mr. Dimling currently serves as the Chairman of Nielsen Media Research. From July 1998 through 2001, he served as the President and Chief Executive Officer of Nielsen Media Research, where he also served as Chairman during 2001. He previously served as President and Chief Operating Officer of Nielsen Media Research from July 1993 to June 1998. Mr. Dimling holds an A.B. in Mathematics from Dartmouth College, an M.S. in Industrial Administration from Carnegie Mellon University and a J.D. from George Washington University.

        Mr. Connors, 48, has served as a member of the Company's Board of Directors since September 1999. He has served on the Executive Board of VNU N.V. since September 2001, as Chairman, Chief Executive Officer of VNU Media Measurement and Information since June 2001 and as Chairman of VNU World Directories since 2003. From 1996 to 2002, Mr. Connors served as Vice Chairman of ACNielsen. From April 1995 to November 1996, he was a Senior Vice President and Chief Human Resources Officer of The Dun & Bradstreet Corporation, a business information company. From 1989 to 1995, Mr. Connors was Senior Vice President for American Express Travel Related Services. Mr. Connors holds a B.S. in Business Administration from the University of Kansas and an M.A. in Human Resource Management from Central Michigan University.

        Mr. Harkness, 59, has served as a member of the Company's Board of Directors since September 1999. Mr. Harkness has been employed by Nielsen Media Research and VNU since 1975, and currently serves as Senior Vice President, Strategy and Alliances, VNU Media Measurement and Information. Mr. Harkness holds a B.A. in Chemistry from Bates College and an M.B.A. in Marketing and Finance from the University of Connecticut.

        Mr. Kingsbury, 55, has served on the Company's Board of Directors since March 2001. He is currently a private investor. From 1994 through 1996, Mr. Kingsbury served as the President and Chief Operating Officer of VNU USA, Inc. Prior to that, he served as the President and Chief Operating Officer of BPI Communications, Inc. from 1991 through 1994. From 1990 through 1993, he was a director of Affiliated Publications, Inc., and from 1987 through 1989 he was a director of McCaw Cellular, Inc. Mr. Kingsbury holds a B.S. in Business Administration from Babson College. He also serves on the Board of Directors of Predictive Networks, Inc.

        Mr. Mastrelli, 56, has served on the Company's Board of Directors since December 1999. He has been Chief Operating Officer of VNU, Inc., a subsidiary of VNU N.V, since January 1999. From April 1998 to December 1998, Mr. Mastrelli served as Executive Vice President and General Manager of VNU USA, Inc. From 1981 to April 1998, he was a partner at the public accounting and consulting firm of Leslie Sufrin and Company. He holds a B.B.A. from Pace University and an M.B.A. from Fordham University.

        Mr. Mercer, 53, has served as a member of the Company's Board of Directors since December 2001. Since February 2004, Mr. Mercer has served as Senior Vice President and Advisor to the Chief Executive Officer of Western Digital Corporation, a supplier of disk drives to the personal computer and consumer electronics industries. From October 2001 through January 2004, Mr. Mercer served as Senior Vice President, Chief Financial Officer of Western Digital Corporation. From June 2000 through September 2001, Mr. Mercer served as Vice President, Chief Financial Officer of Teralogic, Inc., a privately held supplier of semiconductors and software to the digital television industry. From June 1996 through May 2000, Mr. Mercer was employed by Dell Inc. in senior operating and financial positions including assignments in product development and Dell's European operations. Prior to joining Dell, Mr. Mercer served as Executive Vice President, Chief Financial and Administrative Officer of Western Digital Corporation, Senior Vice President, Chief Financial Officer of Businessland, Inc. and Vice President, Chief Financial Officer of LSI Logic Corporation. Mr. Mercer holds a B.S. degree from California State Polytechnic University, Pomona. He also serves on the Board of Directors of Adaptec, Inc. and Conexant Systems, Inc.

        Mr. O'Hara, 42, has served on the Company's Board of Directors since March 2004. He is currently Senior Vice President and Chief Financial Officer of VNU Media Measurement and Information. Previously, Mr. O'Hara served as Senior Vice President and Chief Financial Officer for Nielsen Media Research. Mr. O'Hara joined VNU in 1998 as Chief Financial Officer for VNU Marketing Information. Before joining VNU, Mr. O'Hara was a partner at the public accounting and consulting firm of Leslie Sufrin and Company, focusing on the media and publishing industry. Mr. O'Hara holds a B.S., cum laude, from Long Island University/C.W. Post's School of Professional Accountancy. He became a Certified Public Accountant in 1986 and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

        Mr. Shelton, 58, has served on the Company's Board of Directors since March 2004. He is currently a private investor. From November 2000 to August 2002, Mr. Shelton served as Chief Executive Officer of IBM's WebFountain. From November 1999 to October 2000, he consulted for several start-up companies, including Heart Center Online, Inc., PetQuarters, Inc., Optical Processing and Technology Systems, Inc., Telleo, Inc. and CRE Technologies, Inc. Prior to that, Mr. Shelton worked with investment companies specializing in leveraged buyouts, and served as Chairman, President and Chief Executive Officer of NDC Holdings II, Inc. from October 1998 to October 1999 and President and Chief Executive Officer of Continental Graphics Holdings, Inc. from October 1996 to July 1998. From October 1991 to July 1996, Mr. Shelton served as President and Chief Executive Officer of Thomson Business Information Group. Mr. Shelton holds a B.S. degree in Business Administration from the University of Tennessee and an M.B.A. from Harvard University.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2004 and recommends that the stockholders confirm such selection. This firm has audited the Company's financial statements since the Company's inception. A proposal to ratify this appointment is being presented to the stockholders at the Annual Meeting.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of the majority of the votes cast on the proposal at the Annual Meeting at which the presence of a quorum representing a majority of all of the Company's outstanding Common Stock is present in person or by proxy, will be required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2004. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

Fees Billed for Services Rendered by Principal Auditors

        For the fiscal years ended December 31, 2003 and December 31, 2002, fees for professional services provided by Ernst & Young LLP are set forth below:

	Year Ended December 31,
	2003	2002
Audit Fees(1)	$273,000	$260,500
Audit Related Fees(2)	$—	$5,700
Tax Fees	$—	$—
All Other Fees	$—	$—

(1)
Includes fees associated with the annual audit of the Company's consolidated financial statements, the reviews of the Company's quarterly reports on Form 10-Q and fees related to regulatory filings.

(2)
Audit related fees principally relate to assistance on the application of accounting and reporting standards.

Pre-Approval Policies and Procedures

        Pursuant to its written charter, the Audit Committee shall approve in advance all audit services and all permissible non-audit services provided by the independent auditors, consistent with applicable law and exchange requirements. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not previously contemplated by the Audit Committee. The Audit Committee has decided to delegate pre-approval authority to the Chairman of the Audit Committee for any engagements that are less than $25,000. The Chairman of the Audit Committee must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. Any engagements that exceed $25,000 must be approved by the Audit Committee in advance.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Board of Directors

        The business affairs of the Company are managed under the direction of the Board of Directors. The Board of Directors meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring approval of the Board of Directors. The Board of Directors also holds special meetings as required from time to time when important matters arise between scheduled meetings that require action by the Board of Directors. The Board of Directors of the Company held a total of eight meetings during the fiscal year ended December 31, 2003. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and the meetings of all committees of the Board of Directors on which he served during 2003.

        The Board of Directors has an Audit Committee and a Compensation Committee. Each of these committees operates under the terms of a charter which has been approved by the Board of Directors. The functions and membership of each committee of the Board of Directors are set forth below. Because VNU N.V. and its affiliates own more than 50% of the voting power in the Company, the Company is deemed to be a "controlled company" under the rules of the Nasdaq National Market ("Nasdaq"). As a result, we are exempt from the Nasdaq rules that require listed companies to have (i) a majority of independent directors on the Board of Directors, (ii) a compensation committee and nominating committee composed solely of independent directors, (iii) the compensation of executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors and (iv) a majority of the independent directors or a nominating committee composed solely of independent directors elect or recommend director nominees for selection by the Board of Directors.

Audit Committee

        The Audit Committee currently consists of Messrs. Kingsbury, Mercer and Shelton, each of whom has been determined to be independent as defined under both the Nasdaq's and SEC's director independence standards for audit committee members. Messrs. Kingsbury and Mercer served as members of the Audit Committee during all of 2003. Mr. Shelton became a member of the Audit Committee in March 2004, replacing James Geddes. Mr. Mercer serves as Chairman of the Audit Committee and the Board of Directors has determined that Mr. Mercer qualifies as an "audit committee financial expert" under the rules of the SEC. The Audit Committee held ten meetings during the fiscal year ended December 31, 2003, and acted by unanimous written consent on two occasions during the year.

        The Audit Committee assists the Board of Directors in fulfilling its responsibilities by, among other things, reviewing and monitoring (i) the integrity of the financial statements of the Company, (ii) the independent auditors' qualifications and independence, (iii) the performance of the independent auditors and (iv) the compliance by the Company with legal and regulatory requirements. A full description of the Audit Committee's primary responsibilities is contained in the Audit Committee's written charter, a copy of which is included as Appendix A to this Proxy Statement.

Compensation Committee

        The Compensation Committee currently consists of Messrs. Connors and Mercer, and Mr. Connors serves as Chairman of the Compensation Committee. Messrs. Connors and Mercer both served as members of the Compensation Committee during all of 2003. The Compensation Committee held one meeting during the fiscal year ended December 31, 2003, and acted by unanimous written consent on fourteen occasions during the year.

        The Compensation Committee is responsible for compensation decisions and recommendations relating to the executive officers of the Company and to produce an annual report on executive compensation for inclusion in the Company's proxy statement for its annual meeting of stockholders. The Compensation Committee also (i) reviews and makes recommendations to management with respect to the Company's overall compensation programs and policies and (ii) exercises all authority of the Board of Directors under the Company's stock option and employee stock purchase plans.

Director Compensation

        The Company provides cash compensation and stock options to its "non-employee directors", defined as directors who are not employees of the Company or any other affiliate of VNU N.V. ("Non-employee Directors"). Messrs. Mercer, Kingsbury and Shelton are currently the only Non-employee Directors on the Board of Directors. The Company also reimburses all directors for their reasonable expenses incurred in attending meetings of the Board of Directors.

        Under the guidelines established by the Board of Directors, each Non-employee Director is eligible to receive a yearly grant of 7,500 shares vesting ratably over a twelve month period and an additional grant of 2,500 shares for each committee on which the director serves (subject to a maximum of 5,000 shares). While these amounts are only guidelines, and the Board of Directors retains discretion to make grants outside of such guidelines as it deems appropriate, the grants made to date have been consistent with these guidelines.

        Under the guidelines established by the Board of Directors, each Non-employee Director is eligible to receive an annual fee of $25,000 for serving on the Board of Directors. The current policy is to pay the annual fee of $25,000 in four equal quarterly installments. The prior policy, implemented in February 2003, was to pay the full $25,000 fee on March 1 of each year (assuming the director is serving as a director on such date) for services provided during the prior twelve months. In March 2004, Messrs. Geddes, Kingsbury and Mercer were each paid an annual fee of $25,000.

        The Company has entered into retention agreements with Messrs. Kingsbury and Mercer which provide that if any such individual is involuntarily removed from his position as a member of the Company's Board of Directors, other than for cause, then all options to purchase the Company's securities held by such director will immediately vest and remain exercisable for a 90-day period following such termination. The Company expects to enter into a similar agreement with Mr. Shelton. In addition, the Company's 1998 Stock Plan provides that in the event of a change in control of the Company resulting from a merger or sale of substantially all of its assets, if the acquiring corporation does not assume or substitute for an outstanding option, each option, including each option issued to a director, will become fully vested and exercisable prior to the date of the change in control.

Policy Governing Stockholder Communications with the Board of Directors

        The Board of Directors has adopted a policy governing stockholder communications with the Board of Directors.

        In accordance with the policy, stockholders of the Company seeking to communicate with the Board of Directors should submit any communications in writing to the Company's General Counsel, NetRatings, Inc., 120 West 45th Street, 35th Floor, New York, New York 10036. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. Under the policy, the Company's General Counsel will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or inappropriate, in which case the Company's General Counsel has the authority to discard the communication or take appropriate legal action regarding the communication.

        If a stockholder communication is addressed exclusively to a non-management director of the Company or the Company's non-management directors as a group, the Company's General Counsel will first consult with and receive the approval of the Chair of the Audit Committee before disclosing or otherwise discussing the communication with directors who are members of management.

Director Attendance at Annual Meetings of Stockholders

        Although the Company has no formal policy requiring director attendance at the Company's annual meeting of stockholders, the Chief Executive Officer, who is also currently a member of the Board of Directors, and the Chairman of the Board are both encouraged to attend the annual meeting of stockholders. The other members of the Board of Directors are welcome to attend the annual meeting of stockholders. Last year, two directors attended the Company's 2003 annual meeting of stockholders.

Policy Governing Director Nominations

        As stated above, because VNU N.V. and its affiliates own more than 50% of the voting power in the Company, the Company is deemed to be a "controlled company" under the Nasdaq rules. Because the Company is a "controlled company", the Board of Directors has elected not to establish a separate nominating committee or formal rules governing director nominations from stockholders. In the event of any vacancy on the Board of Directors, or in the event that the Board of Directors is to be expanded, the Board of Directors will determine at such time the appropriate procedures for filling the vacancy or additional position. The Board of Directors may decide at such time to authorize a committee of the Board of Directors to conduct the search for a director and to recommend nominations to the full Board of Directors.

        The Board of Directors has not set specific, minimum qualifications that must be met by a director candidate. In evaluating candidates for the Board of Directors, a number of attributes are considered, including, but not limited to, the following:

  •
  personal and professional character, integrity, ethics and values;

  •
  general business experience and skills;

  •
  experience or expertise in the relevant industry or technologies; and

  •
  aptitude in accounting and finance.

        The Board of Directors also may consider (i) whether a candidate would be deemed to be "independent" under the applicable laws, rules or regulations, (ii) whether the candidate's existing business commitments would interfere with the candidate's ability to devote sufficient time to discharge his or her duties as a director and (iii) the input of VNU, the Company's majority stockholder.

Code of Ethics

        The Board of Directors has adopted a (i) Code of Ethics for the Company's Senior Financial Officers and (ii) a Code of Conduct applicable to all the Company's employees and directors. These codes, which are both designed to insure that the Company's business is conducted in a consistently legal and ethical manner, address specific areas of professional conduct, including conflicts of interest, fair dealing and the strict adherence to all laws and regulations applicable to the conduct of the Company's business. Upon the written request of any stockholder, the Company will furnish, without charge, a copy of the Code of Ethics for the Company's Senior Financial Officers and/or the Code of Conduct. Requests should be directed to the Company's General Counsel, NetRatings, Inc., 120 West 45th Street, 35th Floor, New York, New York 10036.

EXECUTIVE OFFICERS OF REGISTRANT

        The executive and other principal officers of the Company as of April 15, 2004, are as follows:

Name	Position
William R. Pulver	President, Chief Executive Officer and Director
Todd Sloan	Executive Vice President of Corporate Development, Chief Financial Officer and Secretary
Richard Webb	President, Asia-Pacific/Latin America
David Day	Managing Director, Europe/Middle East/Africa
Manish Bhatia	Senior Vice President, Product Marketing and Business Development
George Durney	Senior Vice President, Sales
David Muir	Senior Vice President, Engineering and Operations
Susan Hickey*	Vice President
Barbara Jarzab*	Vice President and Chief of Measurement Science
Alan Shapiro	Vice President and General Counsel

*
Non-reporting person under Section 16(a) of the Exchange Act.

        There are no family relationships among any of the executive officers of the Company. As noted below, some of our officers formerly held positions with companies that are subsidiaries and/or affiliates of VNU N.V., which owns approximately 63.2% of our outstanding Common Stock.

        Mr. Pulver, 44, joined the Company in November 2001 as its President and Chief Operating Officer and was appointed to the Company's Board of Directors and assumed the role of President and Chief Executive Officer in January 2002. From December 1999 to November 2001, Mr. Pulver was President of ACNielsen eRatings.com. Prior to December 1999, he worked continuously with ACNielsen for 22 years, most recently as group chief executive of ACNielsen Japan. In March 1999, the role was expanded to include ACNielsen Korea. He holds a Bachelor of Commerce degree, with a major in marketing, from the University of NSW, Australia.

        Mr. Sloan, 41, joined the Company in February 2002 as its Senior Vice President of Corporate Development, and became Executive Vice President and Chief Financial Officer in April 2002. Previously, Mr. Sloan was Chief Financial Officer of About.com, Inc., which he joined in January 1999. Prior to About.com, Mr. Sloan served as Executive Vice President and Chief Operating Officer of Sony Worldwide Networks, and prior to that, Mr. Sloan held various positions at Ernst & Young LLP. Mr. Sloan holds a B.B.A. in Accounting and Finance from the University of Wisconsin and is a certified public accountant.

        Mr. Webb, 47, joined the Company as President, Asia-Pacific/Latin America in February 2004 following the Company's acquisition of Red Sheriff, Ltd., where Mr. Webb was Chief Executive Officer since 1999. Prior to joining Red Sheriff, Mr. Webb founded BrandScape, a data-mining company, and Raw Design, a design consultancy. Previously, he served as the Managing Director-Australasia for Sensient Technologies Corporation and Chief Executive Officer-Asia Pacific for Cott Corporation. Mr. Webb has also held various senior management roles in Europe, Asia, South America and North America for PepsiCo and Anheuser Busch. Mr. Webb holds a B.S.c. in Mechanical Engineering/Engineering Management from the Missouri School of Mines and Metallurgy and an M.B.A. in Marketing and Finance from Syracuse University.

        Mr. Day, 40, has served as the Company's Managing Director, Europe/Middle East/Africa since March 2004. Mr. Day joined the Company in 2000 as the Company's Director of Analytics, and subsequently served as the Company's Senior Vice President, International Commercial. Prior to joining the Company, Mr. Day was Director of Operations for ACNielsen in the U.K., and prior to that,

Mr. Day served as Head of Statistical Services for ACNielsen. Mr. Day holds an M.B.A. from Imperial College and a B.A. Honors and Ph.D in Physics from University College, London.

        Mr. Bhatia, 38, has served as the Company's Senior Vice President, Product Marketing and Business Development since January 2002. From October 2000 until January 2002, Mr. Bhatia was Senior Vice President, Interactive Services for Nielsen Media Research. From 1989 to October 2002, Mr. Bhatia worked at Nielsen Media Research in various research positions. Mr. Bhatia holds an M.B.A. in Computer Information Systems from Baruch College, CUNY and a Masters in Economics from Chandigarh, India.

        Mr. Durney, 40, has served as the Company's Senior Vice President of Sales since January 2002. From April 1999 until assuming his current position, Mr. Durney was the Company's Vice President, Eastern Sales. Prior to joining NetRatings, Mr. Durney had a fourteen year career with Dun & Bradstreet from May 1985 to March 1999. At Dun & Bradsteet, Mr. Durney held various sales and marketing positions, including Senior Vice President—Inside Sales and Services, Vice President of Channel Marketing, Director of National Sales and Assistant Vice President of National Accounts and Portfolio Analytics. Mr. Durney holds a B.S. in Marketing and Management from Siena College, Loudonville, New York.

        Mr. Muir, 51, has served as the Company's Senior Vice President of Engineering and Operations since February 2002, and served as its Vice President of Engineering from September 2000 until February 2002. Mr. Muir was Vice President of Engineering at iLux Corporation, a web measurement and marketing software company, from July 1999 to August 2000. From June 1998 to July 1999, Mr. Muir served as Vice President of Engineering for Transim Technologies, Inc., a provider of web-enabled computer chip simulation tools. From December 1986 to June 1998, Mr. Muir served as Executive Vice President and a member of the Board of Directors of FTI Consulting, a technology consulting firm providing advanced interactive computer graphics, computer animation and document database services. Mr. Muir holds a B.S. in Mechanical Engineering from Kettering University in Michigan.

        Ms. Hickey, 38, has served as Vice President of the Company since August 2002, and is currently responsible for the Company's marketing, investor relations and human resources functions. From 1997 to 2002, Ms. Hickey was with Media Metrix, which became Jupiter Media Metrix, where her last assignment was Vice President of Investor Relations and Corporate Communications. From 1988 to 1997, Ms. Hickey held numerous sales and corporate marketing positions with AT&T. Ms. Hickey is a graduate of Virginia Tech.

        Ms. Jarzab, 47, has served as the Company's Vice President and Chief of Measurement Science since January 2002. From December 1997 until January 2002, Ms. Jarzab served as the Company's Vice President of Research. From December 1982 to November 1997, Ms. Jarzab was employed by Information Resources, Inc., a leading provider of sales and marketing research to the global consumer goods industry, holding various positions in Research, Product Management, Panel Operations, and last as Senior Vice President responsible for their Consumer Panel Analytic Services group. Ms. Jarzab earned a B.A. in Economics from De Paul University in Chicago and an M.A. in Social Policy Research from the University of Chicago.

        Mr. Shapiro, 35, has served as the Company's Vice President & General Counsel since September 2002. From April 2000 until July 2002, Mr. Shapiro served as Vice President and General Counsel of Jupiter Communications, Inc. and, following the September 2000 merger with Media Metrix, Inc., as Senior Vice President and General Counsel of Jupiter Media Metrix, Inc. From August 1998 to April 2000, he served as a corporate associate at Brobeck, Phleger & Harrison LLP. From March 1997 to August 1998, Mr. Shapiro served as a corporate associate at Dechert LLP. Mr. Shapiro holds a B.A. from Columbia University and a J.D. from UCLA.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003 by the Company's Chief Executive Officer and the four other highest-paid executive officers whose salary and bonus for the fiscal year ended December 31, 2003 exceeded $100,000 (the "Named Executive Officers"):

Long-Term Compensation Awards Securities Underlying Options(#)
Annual Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		All Other Compensation ($)
William R. Pulver(1) President and Chief Executive Officer	2003 2002 2001	350,000 350,000 58,333	275,000 212,500 —	250,000 — 500,000	$50,000(2 — —)
Todd Sloan(3) Executive Vice President of Corporate Development and Chief Financial Officer	2003 2002 2001	250,000 209,295 —	123,750 82,500 —	75,000 200,000 —	— — —
Manish Bhatia(4) Senior Vice President, Product Marketing and Business Development	2003 2002 2001	182,500 155,833 —	81,400 53,833 —	50,000 75,000 —	— — —
George Durney Senior Vice President, Sales	2003 2002 2001	170,000 169,000 145,170	51,000 43,000 —	50,000 75,000 15,000	101,689(5 88,139(6 50,205(5	) ) )
David Muir Senior Vice President, Engineering and Operations	2003 2002 2001	200,000 195,000 169,125	90,000 76,500 77,963	50,000 30,000 95,000	— — —

(1)
Mr. Pulver joined the Company in November 2001, and became Chief Executive Officer in March 2002.

(2)
Consists of a bonus paid to Mr. Pulver in March 2004 which was specifically related to Mr. Pulver's efforts to successfully integrate into the Company the various business acquired by the Company in 2002 and 2003.

(3)
Mr. Sloan joined the Company in February 2002.

(4)
Mr. Bhatia joined the Company in February 2002.

(5)
Consists of sales commissions paid to Mr. Durney.

(6)
Consists of sales commissions and a retention bonus paid to Mr. Durney.

Option Grants in Last Fiscal Year

        The following table sets forth certain information concerning stock options granted to each of the Named Executive Officers during the fiscal year ended December 31, 2003.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Individual Grants
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price Per Share ($/Sh)(3)
Name				Expiration Date
					5%($)	10%($)
William R. Pulver	50,000	3.01	6.02	2/23/13	189,297	479,716
	200,000	12.05	5.82	3/9/13	731,780	1,854,328
Todd Sloan	75,000	4.52	5.82	3/9/13	274,417	695,378
Manish Bhatia	50,000	3.01	5.82	3/9/13	182,945	463,582
George Durney	50,000	3.01	5.82	3/9/13	182,945	463,582
David Muir	50,000	3.01	5.82	3/9/13	182,945	463,582

(1)
All options vest as to 25% of such shares one year from the initial vesting date and ratably each month thereafter over the following 36-month period. In addition, the Company's 1998 Stock Plan provides that in the event of a change in control of NetRatings resulting from a merger or sale of substantially all of our assets, all outstanding stock options will become fully vested and exercisable prior to the date of the change of control if such options are not assumed by the acquiring corporation or substituted for new awards. In addition, some of the foregoing individuals are eligible for accelerated vesting under certain circumstances. See the section of this Proxy Statement titled "Employment Contracts, Termination of Employment and Change-in-Control Arrangements".

(2)
Based on an aggregate of 1,659,500 options granted in the fiscal year ended December 31, 2003 to employees of the Company, including the Named Executive Officers.

(3)
The exercise price per share of each option was equal to the fair market value of the Company's Common Stock on the date of grant, based on the closing price of the Company's Common Stock on the Nasdaq National Market.

(4)
The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercises are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. The gains shown are net of the option exercise price, but do not include deductions for taxes and other expenses payable upon the exercise of the option or the sale of underlying shares of Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

Aggregated Option Exercises in 2003 and Year-End Option Values

        The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2003. In addition, the table sets forth the number of shares covered by unexercised stock options and the value of "in-the-money" stock options held by the Named Executive Officers as of December 31, 2003.

			Number of Shares Underlying Unexercised Options at 12/31/03		Value of Unexercised In- the-Money Options at 12/31/03($)(2)
Name	Shares Acquired on Exercise	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William R. Pulver	—	—	260,417	489,583	—	1,382,500
Todd Sloan	—	—	85,417	189,583	92,500	602,750
Manish Bhatia	—	—	80,625	90,625	281,663	278,500
George Durney	12,396	106,582	59,688	95,313	—	278,500
David Muir	—	—	120,208	119,792	55,500	389,500

(1)
The value realized represents the difference between the per share closing price of the Company's Common Stock on the day of exercise and the exercise price of the options, and does not necessarily indicate that the optionee sold such stock at that price, or at all.

(2)
Value is based on $11.39 per share closing price of the Company's Common Stock on the Nasdaq National Market on December 31, 2003.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        The Company has entered into an employment agreement with Mr. Pulver. The agreement provides for an initial base salary of $350,000 per year, and a target bonus of $250,000 per year. For calendar year 2002, Mr. Pulver was guaranteed at least one-half of his target bonus. Mr. Pulver was also granted an option to purchase 500,000 shares of the Company's Common Stock in November 2001 with an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant. The options will vest as to 25% of the shares on the one-year anniversary of the date of grant, and ratably each month thereafter over the following 36-month period. If Mr. Pulver is involuntarily terminated from his position with the Company other than for cause or if he resigns as a result of certain specified actions taken by the Company, then (i) he will be entitled to receive additional cash compensation equal to twelve months' annual salary and the full amount of his targeted annual incentive bonus, as in effect immediately prior to the date of termination, and (ii) his options that would have vested over the twelve month period immediately following the date of termination had Mr. Pulver's employment not been terminated will immediately vest and remain exercisable for the period prescribed in his stock option agreement covering such options.

        The Company has entered into an employment agreement with Mr. Sloan. The agreement provides for an initial base salary of $250,000 per year, and a target bonus of 45% of annual salary per year. Mr. Sloan was also granted an option to purchase 150,000 shares of the Company's Common Stock with an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant. The options will vest as to 25% of the shares on the one-year anniversary of the date of grant, and ratably each month thereafter over the following 36-month period. If Mr. Sloan is involuntarily terminated from his position with the Company other than for cause or if he resigns as a result of certain specified actions taken by the Company, then (i) he will be entitled to receive additional cash compensation equal to twelve months' annual salary and the full amount of his targeted annual incentive bonus, as in effect immediately prior to the date of termination, and (ii) his options that would have vested over the twelve month period immediately following the date of termination had Mr. Sloan's employment not been terminated will immediately vest and remain exercisable for the period prescribed in his stock option agreement covering such options.

        The Company has entered into a retention agreement with Mr. Muir. The retention agreement provides that if Mr. Muir is involuntarily terminated from his position with the Company other than for cause or if he resigns as a result of certain specified actions taken by the Company, then all of his options will immediately vest and will remain exercisable for 90 days following his termination, and he will be entitled to receive additional cash compensation equal to twelve months' annual salary and the full amount of his targeted annual incentive bonus, as in effect immediately prior to the date of termination.

        The Company has entered into severance arrangements with certain other executive officers of the Company. These severance arrangements provide that if the officer is involuntarily terminated from his position with the Company other than for cause or if the officer resigns as a result of certain specified actions taken by the Company, then the officer will be entitled to receive additional cash compensation equal to six months' annual salary as in effect immediately prior to the date of termination.

        The Company's 1998 Stock Plan provides that in the event of a change in control of the Company resulting from a merger or sale of substantially all of the Company's assets, the acquiring corporation may assume or substitute for outstanding options granted under the plan. However, if the acquiring corporation does not assume or substitute for an outstanding option, each option, including each option issued to an executive officer of the Company, will become fully vested and exercisable prior to the date of the change in control.

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee of the Board of Directors are Mr. Mercer and Mr. Connors, none of whom is an officer or employee or former officer or employee of the Company. During 2003, no executive officer of the Company served on the Compensation Committee, or Board of Directors, of another entity whose executive officer(s) served on the Company's Compensation Committee or Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee is comprised of non-employee members of the Company's Board of Directors. The Compensation Committee currently consists of two non-employee Directors, Mr. Connors and Mr. Mercer.

Compensation Philosophy

        The goals of the Company's compensation policy are to attract, retain and reward executive officers who contribute to the overall success of the Company by offering compensation that is competitive in the industry and geographic regions in which we operate, to motivate executives to achieve the Company's business objectives and to align the interests of officers with the long-term interests of stockholders. The Company currently uses salary, bonuses and stock options to meet these goals.

Forms of Compensation

        The Company provides its executive officers with a compensation package consisting of base salary, incentive bonuses, stock option grants and participation in benefit plans generally available to other employees. In making compensation decisions, the Compensation Committee considers individual and Company performance, as well as market information regarding compensation paid by other companies in the Company's industry.

        Base Salary and Benefits.    We provide a base salary and benefits package that is competitive within the industry and geographic regions in which we offer employment. Salaries for executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions for individuals of similar education and background to the executive officers being recruited. The Company also gives consideration to the individual's experience, reputation in his or her industry and expected contributions to the Company. Salaries are generally reviewed annually by the Compensation Committee and are subject to increases based on (i) the Compensation Committee's determination that the individual's level of contribution to the Company has increased since his or her salary had last been reviewed and (ii) increases in competitive pay levels. Executive officers are generally eligible to participate in benefit programs that are available to all employees.

        Bonuses.    Bonus payments to officers other than the Chief Executive Officer are determined by the Compensation Committee, in consultation with the Chief Executive Officer. The Chief Executive Officer's bonus is determined by the Compensation Committee, without participation by the Chief Executive Officer. Bonus payments to the Chief Executive Officer and Chief Financial Officer are based on the Company's overall financial performance. Bonus payments to other executive officers are based on (i) the Company's overall financial performance, (ii) the performance of the executive officer's department and (iii) the achievement of individual performance objectives.

        Long-Term Incentives.    Longer term incentives are provided through the 1998 Stock Plan, which rewards executives (as well as certain other employees) through the growth in value of the Company's stock. The Compensation Committee believes that equity ownership is highly motivating for executives, provides a significant incentive for executives to build stockholder value and serves to align the interests of executives with those of stockholders. Grants of stock options to executive officers are based upon each officer's relative position, responsibilities, historical and expected contributions to the Company, and the officer's existing stock ownership and previous option grants, with primary weight given to the executive officer's relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join the Company may be based on negotiations with the officer and with reference to historical option grants to existing officers. Stock options are typically granted at the market price of the Company's Common Stock on the date of grant and will provide value to the executive officers only when the price of the Common Stock increases over the exercise price.

Compensation of Chief Executive Officer

        Mr. Pulver's base salary of $350,000 for calendar year 2003 was based on the employment agreement entered into between the Company and Mr. Pulver before his joining the Company in November 2001. In negotiating this employment agreement, the Compensation Committee took into account Mr. Pulver's background and experience as well as comparable compensation packages offered in the industry. Mr. Pulver did not receive a base salary increase during 2003.

        In 2003, Mr. Pulver was granted options to purchase 250,000 shares of the Company's Common Stock. In making this option grant, the Compensation Committee took into account the prior option grants to Mr. Pulver and Mr. Pulver's past and expected contributions, and the Compensation Committee sought to provide an additional incentive for Mr. Pulver to enhance shareholder value.

        Pursuant to his employment agreement, Mr. Pulver's target bonus for 2003 was $250,000. The actual amount of Mr. Pulver's annual bonus is determined by the Compensation Committee following a review of the Company's overall financial performance as measured against specified financial targets. Based on the review of 2003 by the Compensation Committee, the bonus paid to Mr. Pulver for 2003 totaled $275,000. In addition to the bonus payment, the Compensation Committee also approved an additional payment of $50,000 to Mr. Pulver. This additional payment to Mr. Pulver was based on Mr. Pulver's successful acquisition and integration efforts during 2002 and 2003, including the acquisitions and integrations of AdRelevance, @Plan, NetValue, LemonAd, eRatings and Red Sheriff.

Summary

        The Compensation Committee believes that the Company's compensation policy as practiced to date by the Compensation Committee and the Board of Directors has been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to corporate goals. The Compensation Committee expects the Company's compensation policy to evolve over time as the Company attempts to achieve the many short-term goals it faces while maintaining its focus on building long-term stockholder value through technological innovation and development and expansion of the market for the Company's products.

Respectfully Submitted,
Michael P. Connors, Chair D. Scott Mercer

AUDIT COMMITTEE REPORT

        The members of the Audit Committee during fiscal 2003 were Mr. Geddes, Mr. Kingsbury and Mr. Mercer. Mr. Shelton became a member of the Audit Committee in March 2004, replacing Mr. Geddes. Each member of the Audit Committee has been determined to be "independent" as defined under the currently applicable Nasdaq listing standards and the rules and regulations of the SEC. The Audit Committee is a standing committee of the Board of Directors and operates under a written charter adopted by the Board of Directors, a copy of which is included as Appendix A to this Proxy Statement.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In addition, the Audit Committee has appointed, subject to stockholder ratification, the Company's independent accountants.

        During fiscal 2003, at each of its meetings, the Audit Committee met with senior members of the Company's financial management team and the independent accountants. The Audit Committee had private sessions with the Company's independent accountants, at which candid discussions of financial management, accounting and internal control issues took place. The Audit Committee and senior members of the Company's financial management team reviewed the overall scope and plans for the audit with the independent accountants. The Audit Committee has reviewed and discussed with management and the independent accountants the audited consolidated financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management provided the Audit Committee with a representation that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the independent auditors that firm's independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining its independence.

        Based on the Audit Committee's discussion with management and the independent auditors, and the representation of management and the report of the independent auditors, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC.

Respectfully Submitted,
Arthur F. Kingsbury D. Scott Mercer, Chair Jerrell W. Shelton

PERFORMANCE GRAPH

        The following graph demonstrates a comparison of cumulative total stockholder return for holders of the Company's Common Stock from December 8, 1999, the date of the Company's initial public offering, through December 31, 2003, compared with the Nasdaq Composite Index and the Nasdaq Computer Index. The graph assumes that $100 was invested on December 8, 1999 in the Company's Common Stock and in each index, and that all dividends have been reinvested. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects the Company's relative stock price for the period from December 8, 1999 through December 31, 2003.

	Cumulative Total Return
	December 8, 1999	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003
NETRATINGS, INC.	$100.00	$171.88	$52.46	$56.00	$25.71	$40.68
NASDAQ STOCK MARKET (U.S.) COMPOSITE INDEX	$100.00	$113.77	$68.65	$54.46	$37.65	$47.82
NASDAQ COMPUTER INDEX	$100.00	$116.20	$68.75	$51.01	$31.55	$53.11

CERTAIN TRANSACTIONS

Strategic Relationship with Nielsen Media Research

        In August 1999, NetRatings entered into an operating agreement covering its relationship with Nielsen Media Research. Under the operating agreement, NetRatings pays the actual costs associated with the operation and maintenance by Nielsen Media Research of a sales force dedicated to selling NetRatings' products and services. During the year ended December 31, 2003, this expense totaled approximately $1,000,000. NetRatings is also charged by Nielsen Media Research for the costs of maintaining its Internet audience measurement panels at the rates Nielsen Media Research charges its own internal divisions. These costs totaled approximately $4,100,000 for the year ended December 31, 2003. In the fourth quarter of 2003, Nielsen Media Research started providing services to recruit and survey respondents for NetRatings' @Plan service. The cost incurred for these services in 2003 was approximately $600,000. Also in the fourth quarter of 2003, NetRatings agreed to re-locate its main data center facilities to Nielsen Media Research's technology center in Oldsmar, Florida, where Nielsen Media Research will be responsible for providing technology-hosting services, including server, network, storage and security management. NetRatings anticipates that the costs for these services will be approximately $400,000 in 2004.

        Nielsen Media Research currently owns approximately 55% of the Company's Common Stock. Nielsen Media Research is an indirect wholly owned subsidiary of VNU N.V., which owns an additional 8% of our Common Stock through ACNielsen, another indirect wholly-owned subsidiary.

Strategic Relationship with ACNielsen

        Under a services agreement the Company entered into with ACNielsen in May 2002, ACNielsen provides certain back office services for the Company's international operations. Fees related to these back office services were approximately $1.6 million for the year ended December 31, 2003.

OTHER MATTERS

        The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders, acting in their sole discretion, deem advisable.

        It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope.

                      THE BOARD OF DIRECTORS

APPENDIX A

AUDIT COMMITTEE CHARTER

A. PURPOSE

        The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of NetRatings, Inc. (the "Company") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditors' qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

        The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

B. COMMITTEE MEMBERSHIP

        The Committee shall consist of no fewer than three members. The Board shall appoint the chairperson of the Committee, and if the Board does not appoint a chairperson, the Committee shall elect a chairperson from its own membership. Committee members may be replaced by the Board.

        The members of the Committee shall meet the independence and experience requirements of The NASDAQ Stock Market, Inc. and applicable law, including the Sarbanes-Oxley Act of 2002 (the "Act"). All members of the Committee must be able to read and understand fundamental financial statements at the time of their appointment and at least one member of the Committee shall be an "audit committee financial expert," as defined under the Act and the regulations promulgated thereunder, unless the Board shall have determined that the members of the Committee have sufficient expertise in financial statement oversight that such expert is not necessary, which determination shall be disclosed in the Company's applicable Form 10-K.

C. MEETINGS

        The Committee shall meet as often as it determines, but no less than four times per year. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee may ask members of management or others to attend Committee meetings and to provide pertinent information, as necessary in the judgment of the Committee. The Committee shall also meet periodically with the chief financial officer, the Company's internal auditor, if any, and the independent auditors in separate executive sessions. The Committee may create subcommittees that shall report to the Committee.

D. RESPONSIBILITIES OF THE AUDIT COMMITTEE

        The Committee's policies and procedures should remain flexible in order to best react to changing conditions and to help ensure that the Company's accounting and reporting practices accord with all requirements and are of the highest quality. The Company shall provide the Committee with appropriate funding, as determined by the Committee, to compensate (i) the registered public accounting firm engaged for the purpose of rendering an audit report or related work or performing other audit, review or attest services and (ii) any advisers employed by the Committee.

        In carrying out its responsibilities, the Committee shall do the following:

Audit Committee Charter

  •
  The Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

  •
  Include a copy of this Charter as an appendix to the Company's proxy statement at least once every three years, but in the event that the Charter is materially amended, include the Charter as an appendix to the Company's proxy statement in such year.

Oversight of the Independent Auditors

  •
  The Committee shall have the sole authority for the appointment and retention (or termination) of the independent auditors (subject, if applicable, to stockholder ratification) and shall be solely responsible for oversight of the work of the independent auditors and for the compensation of the independent auditors. The independent auditors shall report directly to the Committee.

  •
  The Committee shall approve in advance all audit services and all permissible non-audit services provided by the independent auditors, consistent with applicable law and exchange requirements.

  •
  Review and discuss with the Board any relationship between the independent auditors and the Company that may adversely affect the independence of the independent auditors.

  •
  Review the performance of the independent auditors and the experience and qualifications of the senior members of the independent auditors' team.

  •
  Require the rotation of the lead and concurring audit partner every five years, and the rotation of certain other significant audit partners off of the Company's audit engagement for a period of two years after seven years of service.

  •
  Consider at an appropriate time whether in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm itself on a regular basis.

  •
  Consider whether the independent auditors' provision and implementation of permitted non-audit services to the Company is compatible with maintaining the independent auditors' independence and is consistent with applicable law and stock exchange requirements.

Review of Financial Statements and Disclosure Matters

  •
  Review and discuss with management and the independent auditors the annual audited and quarterly financial statements of the Company, including management's discussion and analysis, prior to filing such financial statements with the Securities and Exchange Commission or public distribution thereof and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

  •
  Prior to release, review the Company's earnings press releases, including the use of non-GAAP financial measures, as well as financial information and earnings guidance provided to analysts and ratings agencies.

  •
  Receive from the independent auditors a report of all critical accounting policies and practices, all alternative treatments of financial information that have been discussed and the ramifications of such alternate treatments, including the treatment preferred by the independent auditors, and all material communications between the independent auditors and management.

  •
  Determine, as regarding new transactions or events, the independent auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

  •
  Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

  •
  Review and discuss with management and the independent auditors the Company's internal controls and procedures, including the Company's compliance with Section 404 of the Sarbanes Oxley Act.

  •
  Review any significant disagreement or changes required in the independent auditors' audit plans among management and the independent auditors in connection with the preparation of the financial statements.

  •
  Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

  •
  Review with management and approve all transactions or courses of dealing with parties related to the Company.

  •
  Inquire of management and the independent auditors about any potential risks or exposures and assess the steps management should take or has taken to minimize such risk.

General Oversight Responsibilities

  •
  Meet with the independent auditors and the financial management to review the scope of the audit proposed for the current year and the audit procedures to be utilized, and at its conclusion, review the audit, including the comments or recommendations of the independent auditors. In addition, the Committee will discuss with the independent auditors the matters to be required to be discussed by SAS 61.

  •
  Review the internal audit plans, if any, proposed for the coming year, and the coordination of such plans with the work of the independent auditors.

  •
  Establish guidelines for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

  •
  Review with the independent auditors out of the presence of management, the financial and accounting personnel, the adequacy of the accounting and financial controls, computerized information system controls and security, and any other matters that the Committee believes should be discussed privately.

  •
  Retain such outside counsel, experts and other advisors as it determines appropriate to assist in the full performance of its functions.

  •
  Obtain assurance from the independent auditors that the independent auditors have complied with section 10A of the Securities and Exchange Act of 1934.

  •
  Submit the minutes of its meetings to, or discuss the matters discussed at each Committee meeting with, the Board.

Legal and Ethical Compliance

  •
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. Additionally, the Committee shall establish procedures so that any complaints from employees can be submitted confidentially and anonymously.

  •
  Review with the Company's legal counsel any legal and regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs.

  •
  Review with management and the independent auditor any correspondence with regulators or governmental agencies regarding the Company's financial statements, auditing or accounting policies.

  •
  Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation and Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

NETRATINGS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2004

This proxy is solicited on behalf of the Board of Directors

        The undersigned hereby appoints William R. Pulver and Todd Sloan proxies and attorney-in-fact, with full power of substitution, to represent the undersigned and to vote all the shares of common stock of NetRatings, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at the offices of the Company located at 120 West 45th Street, 35th Floor, New York New York 10036, at 9:00 A.M., Eastern Time, on June 4, 2004 and at any adjournment or postponement thereof, with the same effect as if the undersigned were present and voting such shares, as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company, dated April 26, 2004 (the "Proxy Statement"), receipt of which is hereby acknowledged.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" EACH OF THE BOARD OF DIRECTORS' NOMINEES, AND "FOR" PROPOSAL 2. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

        By executing this proxy, the undersigned hereby revokes all prior proxies.

        (Continued and to be dated and signed on the reverse side.)

1.	ELECTION OF DIRECTORS	FOR all nominees listed below (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

William R. Pulver, John A. Dimling, Michael P. Connors, David H. Harkness, Arthur F. Kingsbury, Thomas A. Mastrelli, D. Scott Mercer,
James M. O'Hara, Jerrell W. Shelton

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above)

2.    To ratify the appointment of Ernst & Young LLP, as independent auditors of the corporation for the fiscal year ending December 31, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE DATE, SIGN, AND RETURN THE PROXY PROMPTLY IN THE ENCLOSED, STAMPED ENVELOPE AS SOON AS POSSIBLE.

I plan to attend the meeting.                ☐    YES                ☐    NO

Dated	, 2003

Signature
Note: The signature on this Proxy should correspond exactly with stockholder's name as printed above. In the case of joint tenancies, coexecutors or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL NO. 1: ELECTION OF DIRECTORS
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS
EXECUTIVE OFFICERS OF REGISTRANT
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
OTHER MATTERS
APPENDIX A AUDIT COMMITTEE CHARTER